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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Citation Insurance Group on Form S-4 of our reports dated March 15, 1996, incorporated by reference from the Annual Report on Form 10-K of Citation Insurance Group for the year ended December 31, 1995, and to the use of our report dated March 15, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
June 19, 1996